                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                            MELLON BANK CORPORATION
             (Exact name of registrant as specified in its charter)

              Pennsylvania                                 25-1233834
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                             One Mellon Bank Center
                                500 Grant Street
                      Pittsburgh, Pennsylvania 15258-0001
                                 (412) 234-5000
              (Address of principal executive offices) (Zip Code)

                            MELLON BANK CORPORATION
           STOCK OPTION PLAN FOR AFFILIATE BOARDS OF DIRECTORS (1999)
                            (Full title of the plan)

                               Carl Krasik, Esq.
                    Associate General Counsel and Secretary
                            Mellon Bank Corporation
                             One Mellon Bank Center
                                500 Grant Street
                      Pittsburgh, Pennsylvania 15258-0001
                                 (412) 234-5222
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                               Proposed            Proposed
                                               Maximum             Maximum
 Title of Securities      Amount to be      Offering Price        Aggregate              Amount of
 to be Registered          Registered          Per Share        Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock
($0.50 par value) (1)       60,000          $70.375 (2)       $4,222,500 (2)           $1,174 (2)
-------------------------------------------------------------------------------------------------------

(1) Includes preferred stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act, on the basis of $70.375 per share, the average sale price of the Common Stock in the consolidated reporting system on March 31, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents heretofore filed with the Securities and Exchange Commission by Mellon Bank Corporation (the "Corporation") (Commission File No. 1-7410) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference and made a part hereof:

  (1) The Corporation's Annual Report on Form 10K for the year ended on December 31, 1998, filed pursuant to Section 13 of the Exchange Act.

  (2) The Corporation's Current Reports on Form 8-K dated January 15, 1999, January 29, 1999 and March 23, 1999, filed pursuant to Section 13 of the Exchange Act.

  (3) The description of the Corporation's Common Stock set forth in the Corporation's Registration Statement on Form 8-A, dated June 10, 1981, filed pursuant to Section 12(b) of the Exchange Act, including all reports updating such description.

  (4) The description of the Rights set forth in the Corporation's Registration Statement on Form 8-A, dated October 29, 1996, filed pursuant to Section 12(b) of the Exchange Act, including all reports updating such description.

Each document or report filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

The validity of the Common Stock covered by this Registration Statement will be passed upon for the Corporation by Carl Krasik, Esq., Associate General Counsel and Secretary of the Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. Mr. Krasik is a shareholder of the Corporation and holds options to purchase additional shares of the Corporation's Common Stock issued pursuant to the Corporation's Long-Term Profit Incentive Plan (1996).

Item 6.  Indemnification of Directors and Officers

The Restated Articles of Incorporation, as amended, of the Corporation (the "Articles") provide that, except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against fees and expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved as a party or otherwise (subject to certain limitations in the case of actions by such person against the Corporation) by reason of such person being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, officer, fiduciary or other representative of another entity. The Articles also give to indemnitees the right to have their expenses in defending such actions paid in advance by the Corporation, subject to any obligation imposed by law or otherwise to reimburse the Corporation in certain events. The Corporation has entered into an indemnity agreement (the "Indemnity Agreement") with each director and certain of its officers which provides a contractual right to indemnification against such expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

The Pennsylvania Business Corporation Law permits a corporation to indemnify its directors and officers, and to pay their expenses in advance, subject to certain limitations and exceptions. The specific indemnity provisions, which are by their terms not intended to be exclusive, are, in general, not as broad as the provisions of the Articles and the Indemnity Agreement; however, one provision would preclude indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and another provision requires that advances of expenses may be made by a corporation only upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

The Corporation has purchased liability insurance policies covering its directors and officers to insure against the claims arising out of certain alleged wrongful acts on the part of such directors and officers and against claims arising out of certain alleged breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974 on the part of such directors and officers.

Article Seventh of the Articles and Article Two of the Corporation's By-Laws, as amended, both adopted by the shareholders of the Corporation at their annual meeting on April 20, 1987, further provide that, to the fullest extent that the laws of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The Pennsylvania Business Corporation Law provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in such act and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.

Item 7.  Exemption From Registration Claimed

Not Applicable.

Item 8.  Exhibits

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


Number   Description
------   -----------
  4.1    Restated Articles of Incorporation of Mellon Bank Corporation, as
         amended and restated as of September 15, 1998.

  4.2    By-Laws of Mellon Bank Corporation, as amended, effective November 5,
         1998.

  4.3    Shareholder Protection Rights Agreement between Mellon Bank
         Corporation and Mellon Bank, N.A., as Rights Agent, dated as of
         October 15, 1996.

  4.4    Amendment No. 1, dated as of June 2, 1997, to Shareholder
         Protection Rights Agreement between Mellon Bank Corporation and
         Mellon Bank, N.A., as Rights Agent, dated as of October 15, 1996.


Number   Description
------   -----------

  5.1 Opinion of Carl Krasik, Esq. as to the legality of the Common Stock being registered.

 15.1    Consent of KPMG LLP.

 23.1    Consent of Carl Krasik, Esq. (included in Exhibit 5.1).

 24.1    Powers of Attorney.

Item 9.  Undertakings

(a)  Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Filing of Registration Statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                            MELLON BANK CORPORATION

Pursuant to the requirements of the Securities Act of 1933, Mellon Bank Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 2nd day of April, 1999.

                              Mellon Bank Corporation


                              By:  /s/ Steven G. Elliott
                                   -------------------------------
                                   Steven G. Elliott
                                   Senior Vice Chairman and
                                   Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of April, 1999.

                              By:  /s/ Steven G. Elliott
                                   -------------------------------
                                   Steven G. Elliott
                                   Principal Financial Officer


                              By:  /s/ Michael K. Hughey
                                   -------------------------------
                                   Michael K. Hughey
                                   Principal Accounting Officer

Martin G. McGuinn, Director and Principal Executive Officer; Dwight L. Allison, Jr., Director; Burton C. Borgelt, Director; Carol R. Brown, Director; Frank V. Cahouet, Director; Jared L. Cohon, Director; Christopher M. Condron, Director;
J. W. Connolly, Director; Charles A Corry, Director; C. Frederick Fetterolf, Director; Ira J. Gumberg, Director; Pemberton Hutchinson, Director; George W. Johnstone, Director; Rotan E. Lee, Director; Andrew W. Mathieson, Director; Edward J. McAniff, Director; Seward Prosser Mellon, Director; Robert Mehrabian, Director; Mark A. Nordenberg, Director; David S. Shapira, Director; Joab L. Thomas, Director; Wesley W. von Schack, Director; William J. Young, Director.


                              By:  /s/ Ann M. Sawchuck
                                   -------------------------------
                                   Ann M. Sawchuck
                                   Attorney-in-Fact

                               Index to Exhibits


Exhibit No.                  Description                          Method of Filing
  4.1        Restated Articles of Incorporation of Mellon    Previously filed as Exhibit
             Bank Corporation, as amended and restated as    3.1 to the Quarterly Report
             of September 15, 1998.                          on Form 10-Q (File No.
                                                             1-7410) for the quarter
                                                             ended September 30, 1998,
                                                             and incorporated herein by
                                                             reference.

  4.2        By-Laws of Mellon Bank Corporation, as          Previously filed as Exhibit
             amended, effective November 5, 1998.            3.2 to the Quarterly Report
                                                             on Form 10-Q (File No.
                                                             1-7410) for the quarter
                                                             ended September 30, 1998,
                                                             and incorporated herein by
                                                             reference.

  4.3        Shareholder Protection Rights Agreement         Previously filed as Exhibit
             between Mellon Bank Corporation and Mellon      1 to Form 8-A Registration
             Bank, N.A., as Rights Agent, dated as of        Statement (File No. 1-7410)
             October 15, 1996.                               dated October 29, 1996, and
                                                             incorporated herein by
                                                             reference.

  4.4        Amendment No. 1, dated as of June 2, 1997,      Previously filed as Exhibit
             to Shareholder Protection Rights Agreement      4.1 to the Quarterly Report
             between Mellon Bank Corporation and Mellon      on Form 10-Q (File No.
             Bank, N.A., as Rights Agent, dated as of        1-7410) for the quarter
             October 15, 1996.                               ended June 30, 1997, and
                                                             incorporated herein by
                                                             reference.

  5.1        Opinion of Carl Krasik, Esq. as to the          Filed herewith.
             legality of the Common Stock being registered.

 15.1        Consent of KPMG LLP.                            Filed herewith.

             Consent of Carl Krasik, Esq. (included in       Filed herewith.
 23.1        Exhibit 5.1).

 24.1        Powers of Attorney.                             Filed herewith.